                                                                  EXHIBIT (1)(b)

                                _,000,000 Shares

                             CMS ENERGY CORPORATION

                      Class G Common Stock (no par value)

                        ________________________________


                             Underwriting Agreement


                                                            ______________, 1995

To the Representatives named in
Schedule I hereto of the Under-
writers named in Schedule II
hereto

Dear Sirs:

   CMS Energy Corporation, a Michigan corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined in Section 14 hereof) _,000,000 shares of its Class G Common Stock (no par value) (the "Firm Securities") as indicated in Schedule II. The Company also proposes to issue and sell to the several Underwriters not more than _______ shares of its Class G Common Stock (no par value) (the "Additional Securities") if and to the extent that the Representatives (as defined in Section 14 hereof) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the Securities. The Underwriters have designated the Representatives to execute this Agreement on their behalf and to act for them in the manner provided in this Agreement.

   The Company has prepared and filed, with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3 (Registration No. 33-_____) including a prospectus relating to the Securities and such registration statement has become effective under the Act. The registration statement at the time it initially became effective and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement." The prospectus forming a part of the Registration Statement at the time the Registration Statement initially became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus" provided that in the event that the Basic Prospectus shall have been amended, revised or supplemented prior to the date of this





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                                     - 2 -

Agreement, or if the Company shall have supplemented the Basic Prospectus by filing any documents pursuant to Section 13 or 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement initially became effective and prior to the date of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term "Basic Prospectus" shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as it shall be revised or supplemented to reflect the final terms of the offering and sale of the Securities and in the form to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend," amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securities by the Underwriters.

  1. Purchase and Sale: Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, at the purchase price of $______ a share (the "Purchase Price"), the respective number of shares of Firm Securities set opposite their names in
Schedule II hereto.

   In addition, on the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______ Additional Securities at the Purchase Price. Additional Securities may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth in Schedule II opposite the name of such Underwriter bears to the total number of Firm Securities.

   The Company hereby agrees that, without the prior written consent of _________________________________, the Company will not offer, sell, contract to sell or otherwise dispose of any shares of (a) Class G Common Stock of the Company or any securities (other than Common Stock of the Company) convertible into or exercisable or exchangeable for Class G Common Stock of the Company other than the Securities for a period of 180 days after the date of this Agreement or (b) Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company for a period of 90 days after the date of this Agreement; provided that the Company may, during such period, issue





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shares of Common Stock under its Dividend Reinvestment and Optional Cash
Payment Plan, Performance Incentive Stock Plan, Employee Stock Ownership Plan and Employee Savings and Incentive Plan.

   The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as this Agreement has become effective. The Company is further advised by the Representatives that the Securities are to be offered to the public initially at $______ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $.__ a share under the public offering price, and that any Underwriter may allow, and such dealers may allow, a concession, not in excess of $.__ a share, to certain other dealers.

  2. Payment and Delivery: Payment for the Firm Securities shall be made to the Company or its order by bank check or checks, as requested by the Company, payable in New York Clearing House funds, at the offices of Reid & Priest, 40 West 57th Street, New York, New York, 10019 (or such other place or places of payment as shall be agreed upon by the Company and the Underwriters in writing), upon the delivery of the Firm Securities at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives in writing) to the Representatives for the respective accounts of the Underwriters against receipt therefor signed by the Representatives on behalf of themselves and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time on _________, 1995 (or on such later business day as shall be agreed upon by the Company and the Representatives in writing), unless postponed in accordance with the provisions of Section 10 hereof. The day and time at which payment and delivery for the Firm Securities are to be made is herein called the "First Time of Purchase".

   Payment for any Additional Shares shall also be made to the Company or its order by bank check or checks, as requested by the Company, payable in New York Clearing House funds, at the offices of Reid & Priest, 40 West 57th Street, New York, New York 10019 (or such other place or places of payment as shall be agreed upon by the Company and the Representatives in writing) upon the delivery of the Additional Securities at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives in writing) against receipt therefor as aforesaid at 10:00 A.M., New York time, on such date (which may be the same as the First Time of Purchase but shall in no event be earlier than the First Time of Purchase nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice to the Company from the Representatives of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ___________, 1995, as shall be designated in writing by them. The day and time at which payment and delivery for the Additional Securities are to be made is hereinafter called the "Second Time of Purchase." The notice of the determination to exercise the option to purchase





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                                     - 4 -

Additional Shares and of the Second Time of Purchase may be given at any time within 30 days after the date of this Agreement.

   Delivery of the Securities shall be made in definitive, fully registered form in authorized denominations registered in such names as the Representatives may request in writing to the Company not later than three full business days prior to the First Time of Purchase or Second Time of Purchase, as the case may be, or if no such request is received, in the names of the respective Underwriters for the respective number of shares of Firm Securities, set forth opposite the name of each Underwriter in Schedule II, and in the case of Additional Securities, for the respective number of shares determined in accordance with Section 1 hereof, in each case in denominations selected by the Company.

   The Company agrees to make the Securities available for inspection by the Underwriters at the offices of _________________________________ at least 24 hours prior to the First Time of Purchase, or the Second Time of Purchase, as the case may be, in definitive, fully registered form, and as requested pursuant to the preceding paragraph.

  3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

   (a) That all legal proceedings to be taken in connection with the issue and sale of the Securities shall be reasonably satisfactory in form and substance to Messrs. Reid & Priest, of New York, New York, counsel to the Underwriters.

   (b) That, at the First Time of Purchase and the Second Time of Purchase, the Representatives shall be furnished with the following opinions, dated the day of the First Time of Purchase or Second Time of Purchase, as the case may be:

     (1) Opinions of Denise M. Sturdy, Esq., and Messrs. Sidley & Austin, of Chicago, Illinois, counsel to the Company, substantially to the effect set forth in Exhibits A and B to this Agreement; and

     (2) Opinion of Messrs. Reid & Priest, of New York, New York, counsel to the Underwriters, substantially to the effect set forth in Exhibit C to this Agreement.

   (c) That, on each of the date hereof, the date of the First Time of Purchase and the date of the Second Time of Purchase, the Representatives shall have received a letter from Arthur Andersen & Co. in form and substance satisfactory to the Representatives, on and dated as of such date, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements





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  examined by them and included or incorporated by reference in the
  Registration Statement, including, without limitation, the pro forma consolidated condensed balance sheets and statements of income and the related notes thereto set forth or included in the Registration Statement and the Prospectus with respect to the Company and the Consumers Gas Group (as defined in the Prospectus), complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives reasonably request.

   (d) That, between the date of the execution of this Agreement and the First Time of Purchase and the Second Time of Purchase, as the case may be, no material and adverse change shall have occurred in the business, properties or financial condition of (i) the Company and its subsidiaries (as defined in Rule 405 under the Act, and hereafter called the "Subsidiaries"), taken as a whole, or (ii) the Consumers Gas Group (as defined in the Prospectus), which, in either case, in the judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impairs the marketability of the Securities (other than changes referred to in or contemplated by the Registration Statement or Prospectus).

   (e) That, prior to the First Time of Purchase and Second Time of Purchase, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened.

   (f) That, at the First Time of Purchase and Second Time of Purchase, the Company shall have delivered to the Representatives a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief there shall have been no material adverse change in the business, properties or financial condition of (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Consumers Gas Group, from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus).

   (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the First Time of Purchase and Second Time of Purchase by the terms hereof.

   (h) That any additional documents or agreements reasonably requested by the Representatives or their counsel to permit the Underwriters to perform their obligations or permit their counsel to deliver opinions hereunder shall have been provided to them.





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   (i)  That between the date of the execution of this Agreement and the day of the First Time of Purchase or the Second Time of Purchase, as the case may be, there has been no downgrading of the investment ratings of any of the Company's securities or of Consumers Power Company's first mortgage bonds by Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and neither the Company nor Consumers Power Company shall have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if any of such occurrences shall, in the reasonable judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impair the marketability of the Securities.

   (j) That any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act have been made in compliance with Rule 424 in the time periods provided by Rule 424, or at such later time as may be acceptable to the Representatives.

   (k) That the Securities, at the First Time of Closing in the case of the Firm Securities, and at the Second Time of Closing in the case of the Additional Securities, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

  4. Conditions of the Company's Obligations: The obligations of the Company hereunder are subject to the satisfaction of the condition set forth in Section 3(e).

  5. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

   (a) To use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. During the time when a Prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act and the rules and regulations of the Commission to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus.

   (b) To deliver to each of the Representatives a conformed copy of the Registration Statement (including all exhibits thereto) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement and to furnish to the Representatives, for each of the Underwriters, conformed copies of the Registration Statement without exhibits.





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   (c)  As soon as the Company is advised thereof, the Company will advise the
  Representatives and confirm the advice in writing of: (i) the effectiveness of any amendment to the Registration Statement, (ii) any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, (iii) the suspension of qualification of the Securities for sale under Blue Sky or state securities laws, and (iv) the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat or any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof.

   (d) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time during such period of time (not exceeding nine months) after the date of the Prospectus as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representatives may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representatives, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

   (e) For such period of time (not exceeding nine months) after the date of the Prospectus as the Underwriters are required by law to deliver a prospectus in respect of the Securities, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the Prospectus to comply with law, to forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus and deliver to the Underwriters, without charge, such number of copies thereof as may be reasonably requested.

   (f) To make generally available to the Company's security holders, as soon as practicable, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall comply in all material respects with and satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

   (g) To use its best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and





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  filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

   (h) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securities, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (g) of this Section 5) of Reid & Priest, of New York, New York, counsel to the Underwriters, only in the events provided in paragraph (i) of this Section 5, the Underwriters hereby agreeing to pay such fees and disbursements in any other event, and that except as provided in Section (i), the Company shall not be responsible for any out-of-pocket expenses of the Underwriters in connection with their services hereunder.

   (i) If the Underwriters shall not take up and pay for the Firm Securities due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 11 hereof prior to the First Time of Purchase, to pay the fees and disbursements of Reid & Priest, counsel to the Underwriters, and, if the Underwriters shall not take up and pay for the Firm Securities due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $_____, incurred in connection with the financing contemplated by this Agreement.

   (j) Prior to the termination of the offering of the Securities, to not file any amendment to the Registration Statement or supplement to the Prospectus (including the Basic Prospectus) unless the Company has furnished the Representatives and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Representatives, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representatives.

   (k) To furnish the Representatives with copies of all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the time the Registration Statement becomes effective and prior to the termination of the offering of the Securities.

   (l) So long as may be required for the distribution of the Securities by the Underwriters or by any dealers that participate in the distribution thereof the Company will comply with all requirements under the Exchange Act relating to the timely filing





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        with the Commission of its reports pursuant to Section 13 of the
        Exchange Act and of its proxy statements pursuant to Section 14 of the Exchange Act.

          (m) To use its best efforts to cause the Securities to be listed on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution on or prior to the First Time of Closing, in the case of the Firm Securities, and on or prior to the Second Time of Closing, in the case of the Additional Securities.

          (n) To pay all expenses in connection with any review of the offering of the Securities by the National Association of Securities Dealers, Inc.

  6. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Registration Statement has become effective under the Act; a true and correct copy of the Registration Statement in the form in which it became effective has been delivered to each of the Representatives and to the Representatives for each of the Underwriters (except that copies delivered for the Underwriters excluded exhibits to such Registration Statement); any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) have been or will be made in the manner required by Rule 424(b) and within the time period required by Section 3(j) hereof; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its respective issue date, each preliminary prospectus filed pursuant to Rule 424(b) complied, and the Basic Prospectus complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act and the published rules and regulations of the Commission; none of the Registration Statement on its effective date, the Basic Prospectus on its issue date, or any other preliminary prospectus, on its issue date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the First Time of Purchase and Second Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein.

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   (b)  The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

   (d) The pro forma consolidated condensed balance sheets and consolidated and condensed statements of income and the related notes thereto set forth or included or incorporated by reference in the Registration Statement and the Prospectus with respect to the Company and the Consumers Gas Group have been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparations thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

   (e) The shares of common stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

   (f) The Company's Articles of Incorporation and all amendments thereto to date, including, without limitation, the amendments necessary to create the Class G Common Stock (no par value) of the Company as described in the Registration Statement, have been duly authorized and all necessary corporate and shareholder action and all necessary filings pursuant to the laws of the State of Michigan in connection therewith have been taken, obtained or made.

   (g) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

   (h) The capital stock of the Company conforms in all material respects to the description thereof in the Prospectus.

   (i) (i) Except for __________, all of the outstanding capital stock of each of Consumers Power Company, CMS Enterprises Company, Nomeco Oil & Gas Co., and Michigan Gas Storage Company is owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, or other encumbrance or preemptive rights, and (ii) there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Power Company, CMS Enterprises Company, Nomeco Oil & Gas Co., and Michigan Gas Storage Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options.

   (j) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

   (k) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement or the Securities, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Basic Prospectus. Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Basic Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

   (l) Neither the execution or delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material agreement or instrument to which it is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any lien on the Company's properties or assets.

   (m) Except as disclosed in the Basic Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or the Securities or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or of the Consumers or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

   (n) There has not been any material and adverse change in the business, properties or financial condition of (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Consumers Gas Group, from that set forth in the Registration Statement (other than changes referred to or contemplated by the Registration Statement or the Basic Prospectus).

    (o) Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries, or any of their respective properties, may be bound.

  7.  Representation and Warranties of Underwriters:

     Each Underwriter warrants and represents that the information, if any, furnished in writing to the Company through the Representatives expressly for use in the Registration Statement and Prospectus is correct in all material respects as to such Underwriter. Each Underwriter, in addition to other information furnished to the Company for use in the Registration Statement and Prospectus, herewith furnishes to the Company for use in the Registration Statement and Prospectus, the information stated herein with regard to the public offering, if any, by such Underwriter and represents and warrants that such information is correct in all material respects as to such Underwriter.

  8.  Indemnification:

    (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 8(b) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (if used prior to the date of the Basic Prospectus), the Basic Prospectus (if used prior to the date of the Prospectus), the Prospectus, or, if the Prospectus shall be amended or supplemented, in the Prospectus as so amended or supplemented (if such Prospectus or such Prospectus as amended or supplemented is used after the period of time referred to in Section 5(e) hereof, it shall contain or be used with such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such preliminary prospectus, Basic Prospectus, Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, any Underwriter expressly for use therein, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Securities involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

    The Company's indemnity agreement contained in this Section 8(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8 shall survive any termination of this Agreement. The liabilities of the Company in this Section 8(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

    (b) Each Underwriter agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statement, each other Underwriter and each person if any, who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Basic Prospectus or in the Prospectus, as amended or supplemented, (if applicable) in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter expressly for use therein.

    The indemnity agreement on the part of each Underwriter contained in this
  Section 8(b) and the representations and warranties of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Securities hereunder, and the indemnity agreement contained in this Section 8(b) shall survive any termination of this Agreement. The liabilities of each

    Underwriter in Section 8(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

    (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 8(a) or 8(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding, is commenced against such Indemnified Person promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 8(a) or 8(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. The Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses. Such counsel shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(b) and by the Company in the case of parties indemnified pursuant to Section 8(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

           In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representatives and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

         (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel; and

         (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

         (3) the Company and the Representatives shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

   The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

  9. Contribution: If the indemnification provided for in Section 8 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under

Section 8 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
9. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 8 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount greater than the excess of (i) the total price at which the Securities underwritten by it and distributed to the public were offered to the public over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

   The agreement with respect to contribution contained in Section 9 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securities hereunder and any termination of this Agreement.

  10. Substitution of Underwriters: If any Underwriter under this agreement shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Securities which it had agreed to purchase on the First Time of Purchase or Second Time of Purchase, the Representatives shall immediately notify the Company and the Representatives and the other Underwriters may, within 36 hours of the giving of such notice, determine to purchase, or to procure one or more other members of the National Association of Securities Dealers, Inc. ("NASD") (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Securities Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), satisfactory to the Company, to purchase, upon the terms herein set forth, the number of shares of Securities which the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, the Representatives shall give written notice to the Company of such determination within 36 hours after the Company shall have received notice of any such default, and thereupon the First Time of Purchase or Second Time of Purchase, as the case may be, shall be postponed for such period, not exceeding three business days, as the Company shall determine. If in the event of such a default, the Representatives shall fail to give such notice, or shall within such 36-hour period give written notice to the Company that no other Underwriter or Underwriters, or others, will exercise such right, then this Agreement may be terminated by the Company, upon like notice given to the Representatives within a further period of 36 hours. If in such case the Company shall not elect to terminate this Agreement, it shall have the right, irrespective of such default:

   (a) to require such non-defaulting Underwriters to purchase and pay for the respective number of shares of which they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the number of shares of Securities which the defaulting Underwriter shall have so failed to purchase up to a number of shares thereof equal to one-ninth (1/9) of the respective number of shares of Securities which such non-defaulting Underwriters have otherwise agreed to purchase hereunder; and/or

   (b) to procure one or more other members of the NASD (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Exchange Act and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase, upon the terms herein set forth, the number of shares of Securities which such defaulting Underwriter had agreed to purchase, or that portion thereof which the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

   In the event the Company shall exercise its rights under clause (a) and/or
(b) above, the Company shall give written notice thereof to the Representatives within such further period of 36 hours, and thereupon the First Time of Purchase or the Second Time of Purchase shall be postponed for such period, not exceeding five business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect to exercise its rights under clause (a) and/or (b), the Company shall be deemed to have elected to terminate this Agreement.

   Any action taken by the Company under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. Termination by the Company under this
Section 10 shall be without any liability on the part of the Company or any non-defaulting Underwriter.

   In the computation of any period of 36 hours referred to in this Section 10, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday which would otherwise be included in such period of time.

  11. Termination of Agreement: This Agreement may be terminated at any time prior to the First Time of Purchase, and the option referred to in Section 1 hereof, if exercised, may be canceled at any time prior to the Second Time of Purchase, by the Representatives, if prior to such time (i) trading generally in securities on the New York Stock Exchange shall have been suspended or materially limited by the Commission or the New York Stock Exchange, (ii) trading of any securities of the Company or Consumers Power Company shall have been suspended on any exchange or over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or material escalation of hostilities or any significant change in financial markets or any calamity or crisis, the effect of which on the financial markets of the United States is such as to impair, in the Representatives' reasonable judgment, after having made due inquiry, the marketability of the Securities.

   If the Representatives elect to terminate this Agreement, as provided in this Section 11, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

   Notwithstanding the foregoing, the provisions of Sections 5(g), 5(i), 8 and 9 shall survive any termination of this Agreement.

  12. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representatives, to the Representatives at the address or number, as appropriate, designated in Schedule I hereto, and, if to the Company, to CMS Energy Corporation, Attention: Senior Vice President - Finance, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126 (Telecopy:
313-436-9548).

  13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in
Section 8 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 10 hereof, no other person shall acquire or have any right under or by virtue of this Agreement.

  14. Definition of Certain Terms: The term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, named in
Schedule II hereto (including the Representatives herein mentioned, if so named), and the term "Representatives", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Schedule I and Schedule II hereto, the term "Underwriters" and the term "Representatives", as used herein, shall mean such person, firm or corporation. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Underwriters.

  15. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

  16. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

                                           Very truly yours,

                                           CMS ENERGY CORPORATION

                                           By:_________________________________

Accepted:  ____________, 1995





As Representatives

By: _________________________________



By:________________________________________

                                   Schedule I

                                  Schedule II


                                                                                     NUMBER OF FIRM SHARES
                             Underwriter                                                TO BE PURCHASED
                             -----------                                                ---------------


                   Total . . . . . . . . . . . . . . . . . . . . . .
                                                                                           ===========

                                                                       Exhibit A


                  [Form of opinion of Denise M. Sturdy, Esq.]

                                                                       Exhibit B

                      [Form of Opinion of Sidley & Austin]

                                                                       Exhibit C


                       [Form of Opinion of Reid & Priest]